SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

XenoPort, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Relational Opportunity Master Fund, L.P.

Clinton Magnolia Master Fund, Ltd.

GEH Capital, Inc.

Clinton Relational Opportunity, LLC

Clinton Group, Inc.

George E. Hall

Kevin J. Cameron

Rael Mazansky, M.D.

Charles A. Rowland, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

XENOPORT, INC.

__________________________

SUPPLEMENT TO PROXY STATEMENT

OF

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

The following supplements the definitive proxy statement dated April 25, 2014 (the "Proxy Statement") filed on Schedule 14A by Clinton Relational Opportunity Master Fund, L.P. ("CREL"), Clinton Magnolia Master Fund, Ltd. ("CMAG"), GEH Capital, Inc. ("GEHC"), Clinton Relational Opportunity, LLC ("CRO"), Clinton Group, Inc. ("CGI"), George E. Hall ("Mr. Hall" and together with CREL, CMAG, GEHC, CRO and CGI, "Clinton," "we" or "us"), Kevin J. Cameron ("Mr. Cameron"), Rael Mazansky, M.D. ("Mr. Mazansky") and Charles A. Rowland, Jr. ("Mr. Rowland" and together with Mr. Cameron and Mr. Mazansky, the "Nominees" and together with Clinton, the "Participants") in connection with the solicitation of proxies (the "Proxy Solicitation") from the stockholders of XenoPort, Inc. ("XenoPort" or the "Company"). The Proxy Statement was mailed to XenoPort's stockholders on or about April 25, 2014 in connection with the annual meeting of XenoPort's stockholders to be held on June 11, 2014 (the "Annual Meeting").

Except as described in this document, the information provided in the Proxy Statement continues to apply and this supplement should be read in conjunction with the Proxy Statement. To the extent the following information differs from, updates or conflicts with information contained in the Proxy Statement, the supplemental information below is more current. If you need another copy of the Proxy Statement, please contact Okapi Partners LLC ("Okapi"), the proxy solicitor assisting us in connection with the Annual Meeting. To contact Okapi, stockholders may call (212) 297-0720 or call toll-free at (855) 305-0857.

Supplemental Disclosures

On May 28, 2014, BIND Therapeutics, Inc., a Delaware corporation publicly listed on NASDAQ ("BIND"), announced that at BIND's annual meeting of stockholders, held on May 28, 2014, BIND's stockholder's elected Mr. Rowland to BIND's board of directors. BIND is a clinical-stage nanomedicine platform company developing targeted and programmable therapeutics called AccurinsTM.